Exhibit 99.1

Press Release
Media Contact:
Gregory Belloni (415) 235-9092
gregory.belloni@seagate.com

Investor Relations Contact:
Shanye Hudson (510) 661-1714
shanye.hudson@seagate.com

SEAGATE UPDATES FISCAL FOURTH QUARTER 2021 GUIDANCE

FREMONT, Calif. - June 8, 2021 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a world leader in data storage infrastructure solutions, today announced that the Company is increasing its revenue and earnings guidance for its fiscal fourth quarter ending July 2, 2021.

“Strong, broad-based demand for our products into the mass capacity markets and distribution channel is driving upside to our fourth quarter outlook," said Dave Mosley, Seagate’s chief executive officer. “We are excited by the positive momentum we are seeing globally and leveraging the agility of our manufacturing operations to address the rapidly changing demand environment.”

Business Outlook
The Company is offering the following updated guidance for its fiscal fourth quarter 2021:

	Previous	Updated
	April 22, 2021	June 8, 2021
Revenue	$2.85 billion +/- $150 million	$2.95 billion +/- $150 million
Non-GAAP Diluted EPS	$1.60 +/- $0.15	$1.85 +/- $0.15

Investor Event
Seagate’s chief financial officer, Gianluca Romano will be presenting at the Bank of America 2021 Global Technology Conference, which is scheduled to begin today at 8:30 AM PT / 11:30 AM ET.

A live audio webcast of the presentation can be accessed online at Seagate’s Investor Relations website at investors.seagate.com. A replay of the webcast will be available for at least 30 days following the event.

About Seagate

Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2021 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements regarding the drivers of the updated guidance for the fiscal quarter ending July 2, 2021; about the Company’s plans, strategies and prospects, financial outlook for future periods, including the fiscal fourth quarter 2021; expectations regarding the Company’s products; our ability to ramp production, storage industry trends and market demand; the Company’s ability to meet market and industry expectations and the effects of these future trends; and expectations on the Company’s business for the fiscal quarter ending July 2, 2021 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” "will continue," "can," "could" or the negative of these words, variations of these words and comparable terminology. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended July 3, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2020 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2021 filed with the SEC on April 29, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

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